UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2013

I.D. SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15087	22-3270799
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 1, 2013, I.D. Systems, Inc. (the “Company”) entered into a memorandum of understanding with Avis Budget Car Rental, LLC (“ABCR”) with respect to ABCR’s engagement of the Company to develop for ABCR their next generation of wireless in-vehicle technology which could be used for applications, including, but not limited to, car sharing, Connected Car and automated vehicle returns across ABCR’s entire fleet or portions thereof, inclusive of ZipCar (the “Memorandum of Understanding”).  Under the Memorandum of Understanding, the Company and ABCR agreed to negotiate an amendment to the Master Software License, Information Technology Services, and Equipment Purchase Agreement, dated August 21, 2011, between the Company and ABCR and certain related agreements, to reflect ABCR’s engagement of the Company, and to extend the mutual exclusivity period under the Master Agreement from July 31, 2013 until September 30, 2013 in order to allow the Company and ABCR to complete their negotiations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
	Name:	Ned Mavrommatis
	Title:	Chief Financial Officer

Date:   August 1, 2013